UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2023 (May 18, 2023)

WEWORK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 389-3922
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange
Class A Common Stock Purchase Rights	—	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

This Amendment No. 1 to WeWork Inc.’s (the “Company”) Current Report on Form 8-K filed on May 24, 2023 (the “Original Form 8-K”) supplements Item 5.02 of the Original Form 8-K to provide the information required to be disclosed pursuant to Item 5.02(c)(3). No other changes have been made to the Original Form 8-K.

As disclosed in the Original Form 8-K, the Company’s Board of Directors (the “Board”) appointed Kurt Wehner, the Company’s Chief Accounting Officer, as Chief Financial Officer and Treasurer effective June 1, 2023. On June 12, 2023, in connection with his appointment as Chief Financial Officer, the Compensation Committee of the Board approved a compensation package for Mr. Wehner comprised of (A) an annual base salary of $500,000, effective June 12, 2023, and (B) an annual target cash bonus amount of $375,000.

Item. 5.07 Submission of Matters to a Vote of Security Holders

On June 12, 2023, WeWork Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). Present at the Meeting in person or by proxy were holders of 582,819,396 shares of Class A common stock and holders of 19,896,032 shares of Class C common stock of the Company, together representing 82.39% of the voting power of the shares of common stock of the Company as of the close of business on April 21, 2023, the record date for the Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1	To elect seven directors to serve until the 2024 annual meeting of stockholders and until their successors are elected.

2	To approve, on a non-binding advisory basis, the 2022 compensation of the Company’s named executive officers.

3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

4
To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s issued and outstanding Class A Common Stock and Class C Common Stock, in each case at a ratio in the range of 1-for-10 and 1-for-40, with such ratio to be determined at the discretion of the board of directors of the Company.

1. Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
David Tolley	456,513,369	1,618,696	110,087,228	34,496,135
Alex Clavel	449,133,851	8,995,009	110,090,433	34,496,135
Daniel Hurwitz	440,386,080	17,670,697	110,162,516	34,496,135

Véronique Laury	428,494,841	29,646,215	110,078,237	34,496,135
Deven Parekh	445,224,987	12,945,914	110,048,392	34,496,135
Vikas Parekh	448,850,505	9,357,913	110,010,875	34,496,135
Vivek Ranadivé	438,254,434	19,976,621	109,988,238	34,496,135

Based on the votes set forth above, each director nominee was duly elected to serve until the 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2. Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
452,469,589	5,810,263	109,939,441	34,496,135

Based on the votes set forth above, the stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers for 2022.

3. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
501,756,392	3,005,336	97,953,700

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2023.

4. Amendment to the Charter to effect a reverse stock split of the Company’s issued and outstanding Class A Common Stock and Class C Common Stock, in each case at a ratio in the range of 1-for-10 and 1-for-40, with such ratio to be determined at the discretion of the board of directors of the Company.

For	Against	Abstain
597,887,564	4,695,281	132,583

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders approved an amendment to the Charter to effect a reverse stock split of the Company’s issued and outstanding Class A Common Stock and Class C Common Stock, in each case at a ratio in the range of 1-for-10 and 1-for-40, with such ratio to be determined at the discretion of the board of directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Pamela Swidler
Date: June 16, 2023	Name:	Pamela Swidler
	Title:	Chief Legal Officer